UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2026

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3350 SW 148th Avenue, Suite 207 Miramar, FL	33027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 413-0812

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Stephen Hood

On March 27, 2026, Motorsport Games Inc. (the “Company”), through its subsidiary Motorsport Games Ltd, entered into an employment agreement with Stephen Hood (the “Hood Employment Agreement”) providing for Mr. Hood to serve as the Company’s Chief Executive Officer, reporting to the Company’s Board of Directors (the “Board”), with an annual base salary of 378,000 pound sterling.

Under the Hood Employment Agreement, Mr. Hood is eligible for an annual bonus with a target amount equal to 50% of his base salary, which will be awarded by the Board in its sole discretion based on the achievement of performance-based metrics established by the Board with input from Mr. Hood on an annual basis. Mr. Hood may also receive, in the discretion of the Board’s Compensation Committee, equity awards under the Company’s Amended and Restated 2021 Equity Incentive Plan (the “2021 Plan”). Mr. Hood will also be eligible to receive other customary benefits described in the Hood Employment Agreement.

The Hood Employment Agreement may be terminated by either Mr. Hood or the Company at any time upon written notice of 6 months in the case of termination by Mr. Hood or 18 months in the case of termination by the Company (the “Notice Period”). During the Notice Period Mr. Hood would remain an employee of the Company and continue to receive his salary and other contractual entitlements. Once notice has been served by either party, the Company may require Mr. Hood not to attend work for a period equivalent to some or all of the Notice Period. Notwithstanding the Notice Period, the Company may in its sole and absolute discretion, terminate Mr. Hood’s employment at any time with immediate effect provided that the Company pay within twenty-eight (28) days a payment in lieu (“Payment in Lieu)”), or the first installment thereof, equal to Mr. Hood’s base salary (as at the date of termination) which he would have been entitled to receive during the Notice Period. The Company may also terminate Mr. Hood’s employment with immediate effect and without Payment in Lieu at any time by written notice in the event of gross misconduct, a criminal conviction, or a serious breach of the Hood Employment Agreement on the part of Mr. Hood.

Mr. Hood is also subject to certain restrictive covenants, including a non-competition, customer non-solicitation and employee non-solicitation (each applicable during employment and for 12 months thereafter), and confidentiality restrictions (applicable during employment and any time thereafter).

Employment Agreement with Stanley Beckley

On March 27, 2026, the Company entered into an employment agreement with Stanley Beckley (the “Beckley Employment Agreement”) providing for Mr. Beckley to serve as the Company’s Chief Financial Officer, reporting to the Company’s Chief Executive Officer and the Board, with an annual base salary of $300,000. Under the Beckley Employment Agreement, Mr. Beckley is eligible for an annual bonus with a target amount equal to 25% of his base salary, which will be awarded by the Board in its sole discretion based on the achievement of performance-based metrics established by the Board on an annual basis. Mr. Beckley may also receive, in the discretion of the Board’s Compensation Committee, equity awards under the 2021 Plan. Mr. Beckley will also be eligible to receive other customary benefits described in the Beckley Employment Agreement.

Mr. Beckley’s employment may be terminated (i) automatically upon his death automatically, (ii) upon written notice from the Company in the event of Disability (as defined in the Beckley Employment Agreement), or (iii) by the Company for Cause (as defined in the Beckley Employment Agreement) immediately upon providing written notice of such termination to Mr. Beckley. In any such case, the Company would have no further obligations under the Beckley Employment Agreement, except for any Accrued Obligations (as defined in the Beckley Employment Agreement). The Company may also terminate the Beckley Employment Agreement other than with respect to a Disability or for Cause immediately upon written notice of termination to Mr. Beckley, and in such event, in addition to any Accrued Obligations due, subject to the Company’s receipt of a release, Mr. Beckley is entitled to receive severance payments in an amount equal to Mr. Beckley’s base salary for a period of six (6) months after the effective date of the termination.

Mr. Beckley may terminate his agreement for Good Reason (as defined in the Beckley Employment Agreement) immediately upon providing written notice of such termination to the Company. If Mr. Beckley terminates his employment for Good Reason, Mr. Beckley will be entitled to receive the same payments and benefits on the same terms and conditions as would be applicable upon termination by the Company other than for Disability or for Cause.

If the Beckley Employment Agreement is terminated by Mr. Beckley for Good Reason or by us without Cause (other than on account of Mr. Beckley’s death or Disability) within 12 months after a Change in Control (as defined in the Beckley Employment Agreement), then, in addition to the severance payments described above, any outstanding unvested equity awards held by Mr. Beckley shall immediately vest in full (and, if applicable, become exercisable), subject to the terms of the applicable plan and award agreement.

Mr. Beckley is also subject to certain restrictive covenants, including a non-competition (applicable during employment and for 18 months thereafter), customer non-solicitation and employee and independent contractor non-solicitation (each applicable during employment and for 9 months thereafter), as well as confidentiality (applicable during employment and at all times thereafter) and non-disparagement restrictions (applicable during employment and at all times thereafter).

The foregoing description of the Hood Employment Agreement and the Beckley Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Hood Employment Agreement and the Beckley Employment Agreement, copies of which are filed as Exhibit 10.1 and 10.2 respectively to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Statement of Terms and Conditions of Employment, dated March 27, 2026, by and between Motorsport Games Ltd and Stephen Hood
10.2	Executive Employment Agreement, dated March 27, 2026, by and between Motorsport Games Inc. and Stanley Beckley
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: April 2, 2026	By:	/s/ Stephen Hood
Stephen Hood
Chief Executive Officer and President